UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 15, 2009
RIGHTNOW TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT		59718

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (406) 522-4200
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On September 15, 2009, RightNow Technologies, Inc. (the “Company” or “RightNow”) completed the acquisition of HiveLive, Inc. pursuant to a definitive agreement which was previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2009.
     RightNow acquired HiveLive through a merger for approximately $5.6 million in cash. The acquisition is expected to be accretive to earnings in the fourth quarter of 2010. The Company expects an increase in operating expenses of approximately $1 million per quarter as a result of headcount additions.
RightNow will record the transaction in its September 30, 2009 quarter-end financial statements.

Item 7.01.	Regulation FD Disclosure.
     A copy of the press release announcing the completed acquisition is furnished herewith as Exhibit 99.1.
     The information contained in Item 7.01 of this report and in Exhibit No. 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report shall not be deemed an admission as to the materiality of any information contained herein.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     This report contains forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
     The risks and uncertainties referred to include, but are not limited to the risks associated with purchasing HiveLive, including our ability to retain and motivate HiveLive’s employees, our ability to integrate and market HiveLive’s solutions to new customers, our ability to retain HiveLive’s existing customers, the speed, quality and cost of our efforts to integrate HiveLive’s solutions with our solution set, the security and reliability of HiveLive’s service, and the risks associated with forecasting impact on combined financial results. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Item 9.01.	Financial Statements and Exhibits.
     (a) Financial statements of business acquired.
          The Company will file the financial statements required by this Item 9.01(a) in an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
     (b) Pro forma financial information.
          The Company will file the financial statements required by this Item 9.01(b) in an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
     (c) Shell company transactions.
          Not applicable

     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 16, 2009 announcing RightNow Technologies, Inc.’s completed acquisition of HiveLive, Inc. (furnished herewith but not filed pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC. (Registrant)
Dated: September 21, 2009	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 16, 2009 announcing RightNow Technologies, Inc.’s completed acquisition of HiveLive, Inc. (furnished herewith but not filed pursuant to Item 7.01).